SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                      DATA TRANSMISSION NETWORK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Delaware                       0-15405                47-0669375
-----------------------             ------------           --------------
(State of incorporation             (Commission             (IRS Employer
 or organization)                    File Number)           Identification
                                                                 Number)


    9110 West Dodge Road, Suite 200, Omaha, Nebraska              68114
-----------------------------------------------------        ------------
      (Address of principal executive offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                    Name of each exchange on which
to be so registered                    each class is to be registered
--------------------                   -------------------------------
      None                                           None


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.001 par value per share
                     ----------------------------------------
                                (Title of class)




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Item 1.  Description of Registrant's Securities to be Registered.

         The information required by this item is incorporated by reference to the Registration Statement on Form S-3 (Registration Statement No. 333-5423), as amended (the "Registration Statement").

Item 2.  Exhibits.

         The information required by this item is incorporated by reference to the Exhibits to the Registration Statement.


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                                   Signatures

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

  Date: October 1, 1996.

                                     DATA TRANSMISSION NETWORK CORPORATION



                                      By: /s/  Brian L. Larson
                                         ----------------------------
                                          Brian L. Larson, Vice
                                          President, Chief Financial
                                          Officer, Secretary and
                                          Treasurer




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